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                                                                    EXHIBIT 10.1

                        INDEPENDENT CONTRACTOR AGREEMENT

      This Independent Contractor Agreement ("Agreement") is made and entered into by and between Internet Capital Group Operations, Inc., a Delaware corporation (the "Company" or "ICG"), and Wayne Strategy Consultants, Inc., a Pennsylvania corporation ("Wayne Strategy"), and Dr. Michael D. Zisman, the sole shareholder of Wayne Strategy ("Dr. Zisman" and, together with Wayne Strategy, "Contractor").

      WHEREAS, the Company desires to have the benefit of Contractor's skills and services, and Contractor desires to provide services to the Company, on the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, the Company and Contractor hereby agree as follows:

1. SERVICES TO BE PROVIDED. During the term of this Agreement, at the request of the Company, Contractor shall perform for the Company management consulting projects, including assisting with the development of strategic plans for the Company and its partner companies, assisting the management of the Company's partner companies with operations, assessing potential future acquisition candidates and performing due diligence with respect to such candidates, and causing Dr. Zisman to serve as the Company's designee on the board of directors of certain ICG partner companies. Contractor agrees to perform such services in a professional manner, consistent with industry standards. Contractor agrees to complete each project in a manner satisfactory to the Company. Contractor shall report to and submit monthly, itemized activity reports to the contract manager designated by the Company, who shall initially be Walter Buckley.

2. TERM. The initial term of this Agreement shall begin on September 1, 2004, and continue until the Termination Date (defined below).

3. SCOPE OF WORK AND COMPENSATION. During the period of September 1, 2004 through December 31, 2004 it is anticipated that Mr. Zisman will devote approximately eleven days per month to providing services to the Company. Thereafter, the parties may elect to expand the scope of the engagement. As compensation for Contractor's performance of services under this Agreement and as consideration for the restrictive covenants contained in this Agreement, the Company shall pay Contractor $3,600 per day and shall provide Contractor with a laptop computer, blackberry, office space and administrative support. The Company shall reimburse Contractor for direct business expenses that are properly documented, including the cost of a home broadband internet connection. In addition to cash compensation, management will recommend to the compensation committee of the Company's board of directors that Consultant be awarded an equity grant in an amount and with vesting similar to that granted to managing directors of ICG, with appropriate adjustments being made to take into account the level of service provided to the Company.

4. INDEPENDENT CONTRACTOR. Contractor shall not be considered a partner, co-venturer, agent, employee, or representative of Company, but shall remain in all respects

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an independent contractor. The Company shall not have any rights under this
Agreement to control the manner and methods of providing services to be rendered under this Agreement. Contractor shall not be entitled to participate in or receive any benefit or right as a Company employee. This Agreement does not authorize, expressly or impliedly, Contractor to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility for the Company, or to hire persons as employees of the Company, or to otherwise act on behalf of, or to represent that Contractor is an agent or representative of the Company.

Contractor further acknowledges and agrees that Contractor shall be responsible for the payment of all federal, state and local taxes, estimated or otherwise, and shall pay such taxes when due. The parties agree that the Company will file information returns with all appropriate government agencies detailing the total consideration paid to Contractor during each year that services are performed under this Agreement.

5. TERMINATION. Either the Company or Contractor may terminate Contractor's services under this Agreement, at any time and for any reason or for no reason, and such termination shall be effective on the 30th day after receipt of written notice to Contractor or the Company, as applicable (the "Termination Date"). Upon termination pursuant to this paragraph 5, Contractor shall be entitled to receive any compensation earned through the Termination Date (in accordance with paragraph 3), and thereafter the Company shall have no further liability or obligation hereunder.

6. RESTRICTIVE COVENANTS.

      a. CONFIDENTIALITY. Contractor agrees at all times during the term of this Agreement and thereafter, to hold in strictest confidence and not to disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with its provision of services under this Agreement, or unless the Company expressly authorizes such disclosure in writing. "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company, its affiliated entities, any of its partner companies, investors, and partners, including but not limited to information relating to financial matters, investments, budgets, business plans, marketing plans, employees and personnel matters, business contacts, products, processes, know-how, designs, methods, improvements, discoveries, inventions, ideas, data, programs, and other works of authorship.

      b. NO SOLICITATION. Contractor agrees that, during the term of this Agreement and for a period of one (1) year after the termination of its services under this Agreement, Contractor shall not directly or indirectly solicit, entice, recruit, persuade or attempt to persuade any employee, consultant, independent contractor, client, supplier or customer of the Company or any other entity in which the Company owns, directly or indirectly, an equity interest (an "Affiliate"), to change or terminate its or his or her relationship with the Company or any Affiliate or otherwise to become an employee, consultant, independent contractor, client, supplier or customer to, for or of any other

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person or business entity, and Contractor shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person. For purposes of this paragraph, a "client" or "customer" means any person or entity which at the time of the termination of Contractor's services under this Agreement for whatever reason shall be, or shall have been within one (1) year prior to such time, a prospective or existing customer of the Company or any Affiliate.

      c. NO CONFLICTING OBLIGATIONS. Contractor represents that Contractor is not a party to any existing agreement that would prevent it from entering into and performing this Agreement, and Contractor shall not enter into any other agreement that is in conflict with its obligations under this Agreement. Contractor agrees that, during the term of its services under this Agreement, Contractor will not improperly use or disclose any proprietary or confidential information or trade secrets of any person or entity with whom Contractor has an agreement or duty to keep such information or secrets confidential, and Contractor will not bring into the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Contractor has an obligation of confidentiality unless consented to in writing by that former employer or person.

      d. RETURN OF COMPANY PROPERTY. All Proprietary Information and all correspondence, memoranda, notes, lists, records, reports, plans, software, electronic data and any other documents or data (and all copies thereof), and all other Company (including partner company) property made or compiled by the Contractor or made available to Contractor during the term of this Agreement, whether concerning the business of the Company or a partner company, parent, subsidiary, affiliate or successor, as well as any and all intellectual property developed by Contractor during the term of this Agreement, shall be the exclusive property of the Company and Contractor shall deliver same to the Company promptly upon the termination of Contractors services under this Agreement or at any other time on request.

      e. Contractor acknowledges that the restrictive covenants contained in paragraph 6 of this Agreement are reasonable and necessary to protect the legitimate interests of the Company and its affiliates, that the Company would not have entered into this Agreement in the absence of such restrictive covenants, and that any violation of any portion of the restrictive covenants will result in irreparable injury to the Company.

7. ASSIGNMENT; OWNERSHIP OF WORKS.

      a. DEFINITIONS. For purposes of this Agreement, the term "Proprietary Rights" shall mean all trade secrets, know-how, patents, copyrights and other intellectual property rights throughout the world. The term "Inventions" shall mean all trade secrets, inventions, ideas, processes, data, concepts, programs, original works of authorship, know-how, improvements, discoveries, developments, designs, techniques and other work product, whether or not patentable or registrable under copyright, trademark or similar laws.

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      b. ASSIGNMENT. Contractor hereby assigns and transfers and agrees to assign and transfer in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all of Contractor's right, title, ownership and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) which Contractor solely or jointly conceives or develops or reduces to practice during the term of its services under this Agreement ("Company Invention"). Contractor will, at the Company's request(s), promptly execute a written assignment to the Company of any such Company Invention, and will preserve any such Company Invention as part of the Proprietary Information of the Company. Contractor further acknowledges and agrees that all Inventions protectable by copyright are "works made for hire" under the U.S. Copyright Act. However, to the extent that any such Inventions may not, by operation of any applicable law, be a "work made for hire," such Inventions, including all Proprietary Rights in or associated therewith, shall be assigned to Company under this paragraph 7. Contractor warrants that all Inventions and Proprietary Rights are free and clear of all liens, security interests, claims and other encumbrances of any type and are and will be free from claims of infringement by third parties.

      c. PRIOR INVENTIONS. Contractor has set forth on the attached Prior Inventions Schedule a complete list of all Inventions that Contractor has, along or jointly with others, made prior to the commencement of this Agreement with the Company that Contractor considers to be Contractor's property or the property of third parties and that Contractor wishes to have excluded from the scope of this Agreement (collectively "Prior Inventions"). If no such disclosure is attached, Contractor represents that there are no Prior Inventions. If, during the term of this Agreement with the Company, Contractor incorporates a Prior Invention into a Company product process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, Contractor agrees that Contractor will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

8. LEGAL AND EQUITABLE REMEDIES.

      a. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Delaware. The parties intend to and hereby confer jurisdiction to enforce all terms of this Agreement and hereby submit to personal jurisdiction and venue in the federal and state courts located in the State of Delaware, and waive the right to contest personal jurisdiction and venue in such courts. Contractor also consents to the service of any process, pleadings, notices or other papers in any manner permitted by the court in which the action is brought.

      b. Contractor agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any

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violation of this Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. If any court of competent jurisdiction determines that any of the restrictive covenants contained in paragraph 6 of this Agreement, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, then, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced. If the Company resorts to the courts for the enforcement of a restrictive covenant contained in paragraph 6 of this Agreement, such restrictive covenant shall be extended for a period of time equal to the period of such breach, which extended period will commence on the later to occur of (i) the date on which the original
(unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

      c. Notwithstanding paragraph 8(b) of this Agreement, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of this Agreement. If, despite the foregoing waivers, a court would nonetheless require the posting of a bond, the parties agree that a bond in the amount of $1,000 would be a fair and reasonable amount, particularly in light of the difficulty in quantifying what would be the actual loss caused by an injunction. Contractor agrees that in any action in which the Company seeks an injunction, specific performance or other equitable relief, Contractor will not assert or contend that any of the provisions of this Agreement are unreasonable or otherwise unenforceable.

9. NO ASSIGNMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Contractor hereunder are of a personal nature and shall not be assigned, subcontracted or delegated, in whole or in part, by Contractor.

10. NO WAIVER OR MODIFICATION. This Agreement cannot be changed, modified, extended or terminated except upon written amendment signed by the parties hereto. Contractor agrees that if the Company delays or fails to take action to remedy any threatened or actual breach by Contractor of this Agreement or any portion thereof, such delay or inaction by the Company shall not operate or be construed as a waiver of any subsequent threatened or actual breach by me of the same or any other provision, agreement or covenant. No waiver of any rights under this Agreement will be effective unless in writing signed by the party to be charged.

11. NOTICES. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered, sent by facsimile or mailed by registered or certified mail, to the addresses listed below, or to such other names or addresses as Company or Contractor, as the case may be, shall designate by notice to each other

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person entitled to receive notices in the manner specified in this paragraph, provided that notice of change of address shall be deemed given only when received.

Contractor:                              Company:

Wayne Strategy Consultants, Inc.         Internet Capital Group Operations, Inc.
Attn: Dr. Michael D. Zisman              690 Lee Road
311 Orchard Way                          Suite 310
Wayne, PA 19087                          Wayne, PA 19087
fax: (610)254-9525                       Attention: General Counsel
                                         fax:(610) 727-6901

12. SURVIVAL. Unless expressly stated otherwise herein, each of the provisions of this Agreement shall survive the termination of Contractor's services pursuant to paragraph 5 of this Agreement, and the assignment of this Agreement by the Company to an Affiliate or any successor in interest or other assignee.

13. ENTIRE AGREEMENT. This Agreement is the sole agreement between Contractor and Company with respect to the services to be performed hereunder and it supersedes all prior agreements and understandings with respect thereto, whether oral or written.

I HEREBY STATE THAT I HAVE READ THIS AGREEMENT IN ITS ENTIRETY, THAT I HAVE BEEN GIVEN AN OPPORTUNITY TO CONSIDER THE AGREEMENT AND DISCUSS IT WITH THE ATTORNEY OF MY CHOICE, AND THAT I ENTER INTO THIS AGREEMENT VOLUNTARILY AND INTENDING TO BE LEGALLY BOUND. I UNDERSTAND AND AGREE THAT I AM ENTERING INTO AN INDEPENDENT CONTRACTOR RELATIONSHIP WITH THE COMPANY, AND THAT I HAVE NO PRESENT OR FUTURE RIGHT TO EMPLOYMENT OR THE BENEFITS OF EMPLOYMENT WITH THE COMPANY. I HAVE COMPLETELY FILLED OUT THE PRIOR INVENTIONS SCHEDULE TO THIS AGREEMENT.

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      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of August 17, 2004.

                                        INTERNET CAPITAL GROUP
                                        OPERATIONS, INC.

                                        By:  /s/ Walter W. Buckley, III
                                             ___________________________
                                             Name: Walter W. Buckley, III
                                             Title: CEO

                                        WAYNE STRATEGY CONSULTANTS, INC.

                                        By:  /s/ Michael D. Zisman
                                             _____________________________
                                             Name: Michael D. Zisman
                                             Title:

                                        The undersigned individual agrees to be
                                        expressly bound by Sections 6, 7, 8 and
                                        13 of this Agreement as if he
                                        individually was the person designated
                                        as Consultant herein.

                                        /s/ Michael D. Zisman
                                        __________________________________
                                        Michael D. Zisman